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                                                                    EXHIBIT 10.1

                                   MERGER NOTE

THIS PROMISSORY NOTE, AND THE PAYMENT OF PRINCIPAL AND INTEREST HEREON, HAVE BEEN SUBORDINATED PURSUANT TO AN UNCONDITIONAL AND CONTINUING SUBORDINATION AGREEMENT EXECUTED AND DELIVERED BY THE HOLDER HEREOF IN FAVOR OF FLEET CAPITAL CORPORATION (SUCCESSOR IN INTEREST TO BANKBOSTON, N.A.), FOR ITSELF AND AS AGENT FOR THE LENDERS IDENTIFIED THEREIN. THIS PROMISSORY NOTE, AND THE PAYMENT OF PRINCIPAL AND INTEREST HEREON, HAVE BEEN FURTHER SUBORDINATED PURSUANT TO AN UNCONDITIONAL AND CONTINUING SUBORDINATION AGREEMENT EXECUTED AND DELIVERED BY THE HOLDER HEREOF IN FAVOR OF FLEET NATIONAL BANK AND BANK ONE, MICHIGAN.

                           SUBORDINATED NOTE DUE 2004

$1,750,000                                                  Rome, New York
                                                            May 19, 2000

ROME GROUP, INC., a Delaware corporation, its successors or assigns, ("Parent"), for value received, hereby promises to pay CONNECTIVITY TECHNOLOGIES INC., a Delaware corporation ("CTI"), or its permitted assigns, in lawful money of the United States of America, the principal amount of ONE MILLION, SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($1,750,000), together with interest on the unpaid principal amount of this Note at a floating rate per annum equal to one-quarter of one percent ( 1/4%) over the Index Rate. Parent will pay such interest monthly, in arrears, on the first business day of each calendar month, commencing June 1, 2000. All interest will be computed on the basis of a 360-day year, for the actual number of days outstanding. Parent will repay the principal amount in installments as follows: 36 consecutive installments in the amount of $48,611.11 each, commencing on July 1, 2001, and continuing on the 1st day (or, if such date is not a business day, the first succeeding business day) of each calendar month thereafter until June 1, 2004, by which date the entire principal amount and all accrued and unpaid interest thereon shall have been repaid in full. All payments of principal and interest hereunder shall be made at the principal executive offices of CTI or at such other place as the holder hereof may designate by notice from time to time.
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This Note represents part of the Merger Consideration paid by Parent in exchange for the Common Stock, par value $.01 per share of Connectivity Products Incorporated pursuant to an Agreement and Plan of Merger dated as of May 19, 2000 among Parent, RGCP Acquisition Corp., CTI and Connectivity Products Incorporated (the "Merger Agreement").

1. Definitions. For purposes of this Note, the following terms have the meanings set forth below:

"Affiliate" of any Person, any Person that directly or indirectly controls, or is controlled by, or is under common control with, such Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

"Associate" of a natural Person means a Person who is (i) a member of such natural Person's immediate family (i.e. a spouse, parent, child (including an adopted child) or grandchild of that individual), (ii) a partnership of which each partner is such natural Person or a Person referred to in clause (i), (iii) a trust of which each beneficiary is such natural Person or a Person referred to in clause (i), or (iv) a trust in which each beneficiary as to the payment of principal is such natural Person or a Person referred to in clause (i) and each beneficiary as to the payment of income is such natural Person or a Person referred to in clause (i).

"Bank Note Subordination Agreement" means the Subordination Agreement referred to in the second sentence of the legend appearing at the top of the first page of this Note.

"Business Day" a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

"Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or issued after the date of this Note, including, without limitation, all Common Stock and Preferred

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Stock and any rights, warrants, or options to purchase such Person's capital stock.

"Capitalized Lease" as applied to any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with generally accepted accounting principles, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

"Capitalized Lease Obligations" with respect to any Capitalized Lease means the amount of the thereunder which would, in accordance with generally accepted accounting principles appear on a balance sheet of such Lease in respect of such Capitalized Lease.

"Change in Control" means (i) an occurrence of an event at which time any Person (other than Harvey) becomes a beneficial owner (within the meaning of Rule 13d-1 of the Securities Exchange Act of 1934, as amended) of more than 50% of the Voting Stock of Parent; (ii) any event or transaction after which any Person (other than Harvey) beneficially owns a percentage of the Voting Stock of Parent which is greater than the aggregate percentage of the Voting Stock of Parent beneficially owned by Harvey; (iii) any event or transaction the result of which is to reduce the percentage beneficial ownership of the Voting Stock of Parent beneficially owned by Harvey to less than 25%; or (iv) any transaction resulting in the sale of all or substantially all of the assets of Parent or the Surviving Corporation.

"Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated) of such Person's common stock, whether now outstanding or issued after the date of this Note, and includes, without limitation, all series and classes of such common stock.

"Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable Federal or state liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting rights of creditors generally.

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"Guarantee" by any Person means any obligation, contingent or otherwise, of such
Person directly or indirectly guaranteeing or in effect guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be equal to the amount of the obligation guaranteed.

"Harvey" means collectively (i) David E. Harvey, (ii) any Affiliate of David E. Harvey and (iii) any Associate of David E. Harvey.

"Indebtedness" of any Person means (a) any liability, contingent or otherwise, of any Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or (ii) evidenced by a bond, note, debenture or similar instrument or letter of credit; (b) all obligations of such Person to pay the deferred and unpaid purchase price of any property, assets (except any such balance that constitutes a trade payable), or services; (c) Capitalized Lease Obligations of such Person; (d) indebtedness secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed; (e) any liability of others described in the preceding clauses (a)-(d) which such Person has Guaranteed or which is otherwise its legal liability; and (f) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (a)-(e) above.

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"Index Rate" shall mean the rate of interest per annum announced by Fleet
National Bank as its prime lending rate to commercial borrowers.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, adverse claim, charge, security interest or encumbrance of any kind in respect to such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

"Merger Agreement" has the meaning given in the second paragraph of this Note.

"New Lender Subordination Agreement" means the Subordination Agreement referred to in the first sentence of the legend appearing at the top of the first page of this Note and any replacement subordination agreement entered into pursuant to
Section 6.4(c) of the Merger Agreement.

"Obligations" means all payments of the principal of, interest (including post-petition interest) on, or fees, costs or expenses relative to, or any other amounts due from Parent in respect of, this Note.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

"Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of this Note, and includes, without limitation, all classes and series of such preferred or preference stock.

"Subordination Agreements" means the New Lender Subordination Agreement and Bank Note Subordination Agreement as the same are in effect from and after the date hereof.

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"Surviving Corporation" means Connectivity Products Incorporated, a Delaware corporation, as the surviving corporation in the merger of [Acquisition Subsidiary] with and into Connectivity Products Incorporated pursuant to the Agreement and Plan of Merger referred to in the second paragraph of this Note.

"Voting Stock" of any Person means Capital Stock of such Person ordinarily having the right to vote in the election of directors of such Person.

2.   Prepayment.

2.1. Optional Prepayment. Parent shall have the right to prepay this Note, in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayment shall be accompanied by interest accrued to the date of prepayment. Parent shall give the holder hereof ten Business Days' notice (which need not be written) prior to such prepayment. Partial prepayments shall be applied to installments of principal in inverse order of maturity.

2.2. Prepayment Upon Change in Control. The holder of this Note shall have the option in its sole discretion to require Parent to prepay this Note in full, without premium or penalty, upon the occurrence of an event or closing of a transaction constituting a Change in Control.

3.   Events of Default and Acceleration of the Note.

3.1. An "Event of Default" on the Note shall exist if any of the following shall occur:

(a) Subject in all cases to the provisions of the Subordination Agreements, a default by Parent in the payment when due of principal of the Note, or interest thereon and continuance of such default for a period of 15 days after receipt by Parent of written notice of such default;

(b) A receiver, liquidator or trustee of Parent or Surviving Corporation or of a substantial part of either of their properties shall be appointed by court order and such order shall remain in effect for more than 90 days; or Parent or Surviving Corporation shall be adjudicated bankrupt or in-

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solvent; or substantially all of the property of Parent or Surviving Corporation shall be sequestered by court order and such order shall remain in effect for more than 90 days; or a petition to reorganize Parent or Surviving Corporation under any Debtor Relief Law shall be filed against Parent or Surviving Corporation and shall not be dismissed within 90 days after such filing;

(c) Parent or Surviving Corporation shall file a petition in voluntary bankruptcy or request reorganization under any Debtor Relief Law, or shall consent to the filing of any petition against it under any such law;

(d) Parent or Surviving Corporation shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of Parent or Surviving Corporation, as the case may be, or of all or any substantial part of its properties; or

(e) A default shall have occurred under an instrument or instruments evidencing or securing Indebtedness of Parent or Surviving Corporation aggregating $100,000 or more in principal amount resulting in the acceleration of such Indebtedness, whether such Indebtedness exists on the date hereof or is hereafter created, and such acceleration shall not be rescinded or annulled or such Indebtedness shall not be paid in full, in each case within 90 days after any such acceleration; provided, however, that if any acceleration shall be rescinded or annulled or such Indebtedness shall be paid in full, before any judgment or final decree is obtained or entered with regard to such Indebtedness, then the Event of Default under this paragraph shall be deemed likewise to have ceased and to have been thereupon cured, waived and released and any declaration of acceleration, pursuant to Section 3.2, of the principal and accrued interest on this Note solely by reason of such Event of Default and the consequences of such declaration shall be deemed to have been rescinded and annulled, without further action upon the part of the holder of this Note.

3.2. Acceleration of the Note. If an Event of Default shall occur, the holder of this Note may, in addition to such holder's other remedies, by written notice to Parent,


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accelerate the maturity of the principal amount of this Note and interest then accrued and unpaid hereon. After an Event of Default shall have been cured, the holder of this Note may not accelerate the maturity hereof unless the same Event of Default shall reoccur or another Event of Default shall occur. Notwithstanding anything to the contrary in this Note, the exercise of any remedy by the holder of this Note shall be subject to each of the Subordination Agreements.

4. Purchase for Investment. The holder of this Note, by acceptance hereof, acknowledges that the Note has not been registered under the Securities Act of 1933, as amended, or under any state securities laws and covenants and agrees with Parent that the holder is taking and holding this Note for investment and not with a view to, or for sale in connection with, a distribution thereof.

5.   Miscellaneous.

5.1. Successors and Assigns. All the covenants and agreements by or on behalf of Parent contained in this Note shall bind its respective successors and assigns, whether so expressed or not, and shall inure to the benefit of the holder whether so expressed or not.

5.2. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing (which may include facsimile or other record communication) and shall be delivered by hand or, if by mail, shall be mailed by registered mail, return receipt requested, (a) if to the holder, to the holder at its address as provided to Parent or to such other address as the holder shall furnish to Parent in accordance with this Section 6.2, or (b) if to Parent, to Parent at the address of its principal executive offices or to such other address as Parent shall furnish to the holder in accordance with this
Section 6.2 (and a copy of any such notice or other communication shall simultaneously be sent by the same mode of communication to any other persons at the addresses provided as the holder or Parent shall request). A properly addressed notice or other communication shall be deemed to have been given upon its delivery by hand, facsimile transmission, or, if mailed as provided above, five days after its deposit in the United States mails.

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5.3. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

5.4. RIGHT OF OFFSET. AMOUNTS OUTSTANDING FROM TIME TO TIME UNDER THIS NOTE, WHETHER FOR PRINCIPAL, INTEREST OR OTHERWISE, AND WHETHER OR NOT THEN DUE AND OWING, ARE SUBJECT TO CERTAIN OFFSETS BY PARENT AS PROVIDED IN THE MERGER AGREEMENT BUT ONLY TO THE EXTENT SUCH LIABILITIES HAVE NOT BEEN RELEASED PURSUANT TO SECTION 1.2 OF THAT CERTAIN CROSS-RELEASE OF EVEN DATE HEREWITH AMONG PARENT, RGCP ACQUISITION CORP., CONNECTIVITY PRODUCTS INCORPORATED AND CTI.

5.5. Conflicts with Subordination Agreements. To the extent that terms set forth in this Note conflict with terms of either Subordination Agreement, the terms of such Subordination Agreement shall prevail.

5.6. Costs of Collections. Parent agrees to pay all reasonable costs of collection when incurred, including reasonable attorneys' fees, disbursements and court costs.

IN WITNESS WHEREOF, Parent has caused this Note to be duly executed in its corporate name by a duly authorized officer.

                                    ROME GROUP, INC.

                                    By: /s/ Mary Wuest
                                    -----------------------
                                    Name:
                                    Title:



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